Exhibit 10.3
Wuhan Donghu New Technology Development Zone Management Committee
Jiawei Solar (Wuhan) Co., Ltd.
Evergreen Solar Inc.
Solar Project Investment Co-operation Framework Agreement
The First Party: Wuhan East Lake Hi-Tech Development Zone
Management Committee

Address : No. 546, Luoyu Rd., Wuhan

Post code : 430079

The Second Party : Jiawei Solar (Wuhan) Co., Ltd.

Address : No. 3, Road No. 1 Liufang Dongyi Industrial Park, Donghu Gaoxin District, Wuhan
Post code : 430205
The Third Party : Evergreen Solar Inc.
Address : 138 Bartlett Street, Marlboro, MA, USA
Post code : 01752
In perspective of mutual benefits, after friendly discussion the First, Second, and Third parties reached a consensus to co-operate 500MW solar project,(including solar wafer, cell and module, hereinafter called “The Project”) in theWuhan East Lake Hi-tech Development Zone (hereinafter called “TheDevelopment Zone”) in Wuhan, the People Republic of China. The threeparties agree to reach an agreement of the following terms:-
1. Project Briefing
1.1 Project Name. Jiawei-EG solar wafer, cell &modules production lines project
1.2 Construction content. Build 500 MW solar project production lines (including solar wafer, solar cell and module) in the Development Zone.
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1.3 Construction Cycle. The project will be executed in 2 phases. Phase 1: Build 100MW solar project production lines (including solar wafer, cell and module), invest and construct in the Second Party’s existing campus, complete and ramp up production by the end of 2009. Phase 2. Build 400MW solar project production lines, (including solar wafer, cell and module), launch in the 1st quarter of 2010, complete and ramp up production in 3 years.
1.4 Project Total Investment. The project total investment is approximately US$450M. Investment of project Phase 1 is approximately US$100M. (The Second Party invests approximately US$50M; The Third Party invests approximately US$50M). The investment of project Phase 2 is approximately US$350M (the Second party invests approximately US$160M, the Third Party invests proximally US$190M.)
2. Responsibilities & Obligations
2.1 The First party. Provide full support to the Second and the Third parties upon the project, such as financing, land, taxation, human training, etc. Also fully support the Second party to move its headquarters to the Development Zone.
During the course of production, provide power energy, water supply, water treatment, natural gas, steam, and telecommunications.
Form a work team to provide professional and efficient services to support this project.
Would give a guarantee to the bank (s) to support the Second Party and the Third Party in the event that the Second Party and the Third Party not able to grant sufficient guarantee as required by the bank(s) for the project 1st phase construction, or assist the Second Party and the Third Party in raising the funds for the project 1st phase construction by other means.
2.2 The Second Party. The Second Party shall invest and expand its existing solar cell and module production lines, to fulfill the Third Party’s demand; the investment of Phase 1 is approximately US$50M.
Move of its headquarters to the development zone before end of 2009, also move other production lines (in China) to the Development Zone.
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2.3 The Third Party. The Third Party shall establish a subsidiary to produce solar wafer by adopting its own “String Ribbon” technology, then entrust the Second Party to process into solar module for the Third Party to sell in the market. The investment of Phase 1 is approximately US$50M.
3. Others
3.1 Any terms and conditions which are not indicated in this agreement can be indicated in separate supplementary agreement and to be signed by the 3 parties. The supplementary agreements act as an integral parts of this agreement and bear the same legal effect.
3.2 After signing of this tripartite agreement by the representatives of the three parties, the First Party shall be subject to approval by the Provincial and Municipal People’s Government and the Donghu New Technology Development Zone Committee, while the Second and the Third parties shall be subject approved by their board of directors and shareholders respectively, then this agreement takes effect.
3.3 This agreement is signed on April 30, 2009, Wuhan, China. This agreement has nine copies of one type, three copies for each of the tripartite.
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The First Party : (Authorized Representative)
Signature : /s/ WANG JIZENG
Name in full: WANG JIZENG
Job Title: Director
Date:       2009.4.30
The Second Party : (Authorized Representative)
Signature : /s/ DING KONG XIAN
Name in full: DING KONG XIAN
Job Title: President and CEO
Date:       2009.4.30
The Third Party : (Authorized Representative)
Signature : /s/ Richard M. Feldt

Name in full: Richard M. Feldt
Job Title: President and CEO
Date:      Apr 30, 2009
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